UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On February 6, 2018, Identiv, Inc., a Delaware corporation (“Identiv”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Identiv, Eagle Acquisition, Inc., a California corporation and a wholly owned subsidiary of Identiv (“Merger Sub”), 3VR Security, Inc., a California corporation (“3VR”) and Fortis Advisors LLC, a Delaware limited liability company, acting as Securityholder Representative (“Securityholder Representative”). Capitalized terms used and not otherwise defied herein have the meanings set forth in the Merger Agreement.

Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the merger, Merger Sub will merge with and into 3VR and 3VR will become a wholly-owned subsidiary of Identiv (the “Acquisition”). Under the terms of the Merger Agreement, the aggregate consideration to be paid by Identiv at the closing of the Acquisition is approximately $6.9 million, consisting of (i) approximately $1.6 million in cash, subject to adjustments based on 3VR’s closing working capital, (ii) the issuance of subordinated unsecured promissory notes by Identiv in an aggregate principal amount of $2.0 million (the “Promissory Notes”), and (iii) the issuance of shares of Identiv’s common stock with a value of approximately $3.3 million. Additionally, in the event that the surviving corporation achieves $24.1 million in product shipments in 2018, Identiv will be obligated to issue earn-out consideration of $3.5 million payable in shares of Identiv’s common stock (subject to certain conditions) with a potential maximum earn-out value of $7.0 million in the event that such shipments exceed $48.2 million. Identiv may also be obligated to pay, in cash, and subject to certain conditions, contingent consideration equal to the lesser of (A) 35% of the gross margin of certain products sold and services rendered by the surviving corporation in 2018 pursuant to a supply arrangement and (B) $25.0 million, each subject to adjustments (collectively, all consideration issuable in connection with the Acquisition, the “Merger Consideration”). $1.0 million of Identiv’s common stock issuable at the closing of the transaction will be placed in an escrow fund for up to 12 months following the closing for the satisfaction of certain indemnification claims.

Completion of the Acquisition is subject to customary closing conditions, including, but not limited to, the absence of any material adverse effect, receipt of certain third party consents, the receipt of 3VR shareholder approval of the Acquisition from the holders of at least 85% of the outstanding shares of 3VR capital stock, and the delivery of certain other closing deliverables. The Acquisition is expected to close no later than February 20, 2018 (the “Closing”).

It is expected that the shares of common stock issued by Identiv at the Closing, and any earn-out consideration paid out in shares (the “Identiv Shares”), will be issued pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D, as promulgated thereunder. Identiv has also agreed to file a registration statement on Form S-3 registering the Identiv Shares following Closing.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the assertions embodied in the representations and warranties in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties.

Securityholder Agreement

Concurrently with entry into the Merger Agreement, Identiv entered into a Securityholder Agreement (the “Securityholder Agreement”), dated as of February 6, 2018, with (i) the shareholders of 3VR (“3VR Shareholders”), (ii) certain holders of convertible notes issued by 3VR (“3VR Noteholders”), and (iii) participants in the Management Carve-out Plan of 3VR (the “3VR Management Carve-out Plan,” and (i), (ii) and (ii) together, the “Securityholders”).

The Securityholder Agreement, among other things, prohibits the Securityholders from selling any of the Identiv Shares for a period of six months following Closing, and thereafter, prohibits them from selling more than 50% of such shares for an additional three months. The Securityholder Agreement also provides the Securityholders with certain registration rights related to the Identiv Shares.

The foregoing description of the Securityholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securityholder Agreement, a form of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Subordinated Unsecured Promissory Notes

As part of the Merger Consideration, Identiv has agreed to issue the Promissory Notes in an aggregate principal amount of $2.0 million. The Promissory Notes bear simple interest at the rate of 3% per annum and mature on the one-year anniversary of Closing, unless repayment thereof is accelerated pursuant to a change in control of Identiv or other standard events of default. The Promissory Notes are subordinated to Identiv’s existing and future secured indebtedness to banks, insurance companies, lease financing institutions or other lending institutions.

The foregoing description of the Promissory Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordinated Unsecured Promissory Notes, a form of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 6, 2018, Identiv issued a press release announcing entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Identiv, Inc., Eagle Acquisition, Inc., 3VR Security, Inc., and Fortis Advisors LLC, as Securityholder Representative, dated as of February 6, 2018.*

10.1	Form of Securityholder Agreement, by and between Identiv, Inc., each of the shareholders and noteholders of 3VR Security, Inc., and the Management Carve-out Participants, dated as of February 6. 2018.

10.2	Form of Subordinated Unsecured Promissory Note.

99.1	Press Release dated February 6, 2018.

*	Schedules and attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the Securities and Exchange Commission.

Note Regarding Forward-Looking Information

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding the Acquisition and the anticipated timing thereof, as well as its expectations regarding certain securities laws exemptions, are a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the satisfaction of the conditions to closing the Acquisition (including the failure to obtain necessary shareholder approvals) in the anticipated timeframe or at all, failure to qualify for certain securities laws exemptions, and the possibility that the Acquisition does not close, as well as other factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

February 6, 2018	By:	/s/ Sandra Wallach
Sandra Wallach
Chief Financial Officer